UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 8, 2015

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 In order to better outline the operational goals for management and to directly align these with the interests of stockholders, on April 8, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of CytoSorbents Corporation (the “Company”) approved the following incentive awards for certain named executive officers of the Company as set forth below:

Name	Position	Number of Stock Options	Number of Restricted Stock Units
Phillip Chan, MD, PhD	President and Chief Executive Officer	70,000 (1) (2)	130,000 (1) (3)
Vincent Capponi	Chief Operating Officer	66,000 (1) (2)	125,000 (1) (3)
Kathleen Bloch	Chief Financial Officer	56,000 (1) (2)	110,000 (1) (3)
Robert Bartlett, MD	Chief Medical Officer	20,000 (1) (2)	30,000 (1) (3)

(1)	Grant date was April 8, 2015.

(2)	These stock options are performance based and vest upon achievement of the following milestones:

(a)	45% vest upon achieving 2015 budgeted revenues and not exceeding budgeted operating expenses;

(b)	30% vest upon achievement of multiple clinical trial objectives in calendar year 2015, as determined in the discretion of the Board of Directors;

(c)	15% vest upon demonstration of reasonable progress in the U.S. regulatory approval of one of the Company’s products, as determined in the discretion of the Board of Directors; and

(d)	10% vest upon achievement of one or more new major strategic partnerships, as determined in the discretion of the Board of Directors.

(3)	These restricted stock units will be settled into common stock upon vesting upon a “Change In Control” of the Company as defined in the CytoSorbents Corporation 2014 Long-Term Incentive Plan.

The stock options and restricted stock units were awarded in the discretion of the Compensation Committee and awarded under the Company’s 2014 Long-Term Incentive Plan. Each option and restricted stock unit have a 10-year term and each option has a strike price of $8.07, the closing price on the date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2015	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer